                                                                    Exhibit 4.12

                                                                  EXECUTION COPY


                              CONSENT AND AGREEMENT


         This CONSENT AND AGREEMENT (this "Consent"), dated as of November 10, 1999 among H.B. Zachry Company, a Delaware corporation (the "Consenting Party"), Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "Partnership"), and THE CHASE MANHATTAN BANK, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the benefit of the Senior Parties (as defined below).

                                    RECITALS
                  WHEREAS, the Partnership intends to develop, construct, lease, operate, maintain and finance a 936 megawatt ("MW") (nominal summer rating) natural gas-fired simple-cycle electric generating plant (the "Facility" and, together with the Project Documents, governmental approvals relating to the Facility or the Project Documents and any other item relating to the Facility, including any improvements to, and the operation of, the Facility and all activities related thereto, the "Project") to be located in Heard County, Georgia;

                  WHEREAS, the Partnership intends to finance the development, construction and start-up of the Project, through the issuance of certain bonds (the "BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Partnership and The Chase Manhattan Bank, as Trustee (the "INDENTURE");

                  WHEREAS, the Project will be owned by the Development Authority of Heard County, Georgia, a public corporation created and existing under the laws of the State of Georgia (the "Authority"), and will be leased to the Partnership pursuant to a Lease Agreement dated as of November 1, 1999 between the Authority and the Partnership;

                  WHEREAS, the Authority will issue its Industrial Development Bonds (the "DAHC Bonds") pursuant to an Indenture, dated as of November 1, 1999 between the Authority and The Chase Manhattan Bank, as DAHC Trustee;

                  WHEREAS, the DAHC Bonds will be purchased by the Partnership and pledged to the Collateral Agent, along with certain other assets of the Partnership including its rights under the Lease Agreement to secure the obligations of the Partnership under the Bonds;

                  WHEREAS, in addition to the DAHC Bonds and related collateral, all obligations of the Partnership with respect to the Bonds, and any other agreements evidencing senior debt of the Partnership (collectively, the "Financing Documents") to the Trustee, the Collateral Agent, each successor thereto and each other person that becomes a secured party under any Financing Document (collectively, the "Senior Parties") will be secured by a certain Security Agreement, Pledge Agreements, Collateral Agency Agreement, Deed to Secured Debt, Security Agreement and Assignment of Rents and Leases, each Third Party Consent and any other document providing for any lien, pledge, encumbrance, mortgage or security interest (collectively, the "Security Documents");

                  WHEREAS, the Senior Parties, the Authority, and the Partnership have entered into the Collateral Agency and Intercreditor Agreement (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Collateral Agency Agreement") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, and (c) the appointment of the Collateral Agent as collateral agent.

         WHEREAS, Tenaska Georgia I, L.P. ("TGILP") and Zachry Construction Corporation, a Delaware corporation, have entered into that certain Engineering, Procurement and Construction Agreement dated as of September 15, 1999, (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "EPC Agreement");

         WHEREAS, TGILP and General Electric Company, a New York corporation, have entered into that certain Contract for Purchase dated as of August 27, 1999 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Contract for Purchase");

         WHEREAS, TGILP has assigned and the Partnership has assumed all of TGILP's right, title and interest in, and obligations under the Contract for Purchase pursuant to an Assignment and Assumption Agreement dated as of and delivered to the Consenting Party on the date hereof.

         WHEREAS, the Partnership has assigned and the Contractor has assumed certain of the Partnership's right, title and interest in, and obligations under the Contract for Purchase pursuant to an Assignment and Assumption Agreement dated as of and delivered to the Consenting Party on the date hereof (the "Assignment and Assumption Agreement");

         WHEREAS, the Consenting Party has entered into a Guaranty of Obligation, dated as of the date hereof, in favor of the Partnership, pursuant to which the Consenting Party has agreed, INTER ALIA, to guarantee the full and timely performance of all of the Contractor's obligations under the EPC Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Assigned Agreement");

                  WHEREAS, it is a condition precedent to the issuance of the Bonds and the other Financing Documents that the Consenting Party execute and deliver this Consent for the benefit of the Senior Parties;

                  NOW, THEREFORE, as an inducement to the Senior Parties to enter into the Financing Documents, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Consenting Party hereby agrees as follows:

         SECTION 1.        CONSENT TO ASSIGNMENT, ETC.

         1.1 CONSENT TO ASSIGNMENT. The Consenting Party (a) acknowledges that the Collateral Agent and the Senior Parties are entering into the Financing Documents in reliance upon the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent, (b) consents in all respects to the pledge and assignment to the Collateral Agent of all of the Partnership's right, title and interest in, to and under the Assigned Agreement pursuant to one or more of the Security Documents and (c) acknowledges the right, but not the obligation, of the Collateral Agent or the Collateral Agent's designee, in the exercise of the Collateral Agent's rights and remedies under the Security Documents, to make all demands, give all notices, take all actions and exercise all rights of the Partnership in accordance with the Assigned Agreement, and agrees that in such event the Consenting Party shall continue to perform its obligations under the Assigned Agreement.

         1.2 SUBSTITUTE OWNER. The Consenting Party agrees that, if the Collateral Agent shall notify the Consenting Party that an event of default under any of the Financing Documents has occurred and is continuing and that the Collateral Agent has exercised its rights (a) to have itself or its designee substituted for the Partnership under the Assigned Agreement or (b) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to a person, then the Collateral Agent, the Collateral Agent's designee or such person (each, a "Substitute Owner") shall be substituted for the Partnership under the Assigned Agreement and that, in such event, the Consenting Party will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner.

         1.3      [Reserved]

         1.4 NO TERMINATION, ASSIGNMENTS OR MATERIAL AMENDMENTS. The Consenting Party will not, without the prior written consent of the Collateral Agent, enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer any of its right, title and interest thereunder or consent to any such assignment or transfer by the Partnership.

         1.5 REPLACEMENT AGREEMENT. In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Partnership, the Consenting Party will, at the option of the Collateral Agent enter into a new agreement with the Collateral Agent (or its transferee or other nominee that owns or leases the Project) having terms substantially the same as the terms of the Assigned Agreement.

         1.6 NO LIABILITY. The Consenting Party acknowledges and agrees that neither the Collateral Agent, the Collateral Agent's designee or the Senior Parties shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Documents or otherwise.

         1.7 PERFORMANCE UNDER ASSIGNED AGREEMENTS. The Consenting Party shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it and shall maintain the Assigned Agreement in full force and effect in accordance with its terms.

         1.8 DELIVERY OF NOTICES. The Consenting Party shall deliver to the Collateral Agent, concurrently with the delivery thereof to the Partnership, a copy of each notice, request or demand given by the Consenting Party pursuant to the Assigned Agreement.

         1.9 ACKNOWLEDGMENTS. The Consenting Party agrees to execute such acknowledgments or other similar instruments as the Collateral Agent shall reasonably request in connection with the transactions provided for in this Consent.


         SECTION 2.        PAYMENTS UNDER THE ASSIGNED AGREEMENT

         2.1 PAYMENTS. The Consenting Party will pay all amounts payable by it under the Assigned Agreement, if any, in the manner required by the Assigned Agreement directly into the account specified on Exhibit A hereto, or to such other person or account as shall be specified from time to time by the Collateral Agent to the Consenting Party in writing.

         2.2 NO OFFSET, ETC. All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, except as specifically permitted under the Assigned Agreement.


         SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

         In order to induce the Collateral Agent and the Senior Parties to enter into the Financing Documents, the Consenting Party makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

         3.1 ORGANIZATION; POWER AND AUTHORITY. The Consenting Party is a limited liability partnership duly organized, validly existing and in good standing under the laws of the state of its formation, and is duly qualified, authorized to do business and in good standing in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority, corporate or otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

         3.2 AUTHORIZATION. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate and partnership action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Consenting Party or (b) any other person or entity, except approvals or consents which have previously been obtained.

         3.3 EXECUTION AND DELIVERY; BINDING AGREEMENTS. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party by the appropriate members of the Consenting Party, and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting

Party in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

         3.4 LITIGATION. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of the Consenting Party's knowledge after due inquiry) threatened against the Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could adversely affect the performance by the Consenting Party of its obligations hereunder or under the Assigned Agreement, or which could modify or otherwise adversely affect the Approvals (as defined in Section 3.6), (b) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby or (c) could have a material adverse effect upon (i) the business, operations, properties, assets, or condition (financial or otherwise) of the Consenting Party, (ii) the ability of the Consenting Party to perform under the Assigned Agreement or this Consent,
(iii) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Project, (iv) the value, validity, perfection and enforceability of the liens granted to the Collateral Agent under the Security Documents or (v) the ability of the Collateral Agent or the Senior Parties to enforce any of their material rights and remedies under the Assigned Agreement or this Consent (collectively, a "Material Adverse Effect").

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Consenting Party is not in violation of its certificate of limited liability partnership, limited liability partnership agreement, or other organizational documents, and the execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its certificate of limited partnership, limited partnership agreement, or other organizational documents, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Consenting Party.

         3.6 GOVERNMENT CONSENT. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is required to be obtained by the Consenting Party in connection with the execution, delivery or performance of the Assigned Agreement or the consummation of the transactions contemplated thereunder, except as listed in Exhibit B hereto. All such Approvals listed on Exhibit B, except for those set forth in
Part II thereof (the "Deferred Approvals"), are Final (as defined below). An Approval shall be "Final" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Consenting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

         3.7 NO DEFAULT OR AMENDMENT. Neither the Consenting Party nor, to the best of the Consenting Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder. The Consenting Party has no existing counterclaims, offsets or defenses against the Partnership. The Consenting Party and, to the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Consenting Party's knowledge after due inquiry, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Partnership to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

         3.8 NO PREVIOUS ASSIGNMENTS. The Consenting Party has no notice of, and has not consented to, any previous assignment of all or any part of its rights under the Assigned Agreement.

         3.9 REPRESENTATIONS AND WARRANTIES. All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.


         SECTION 4.        OPINION OF IN-HOUSE COUNSEL

         The Consenting Party shall deliver an opinion of in-house counsel relating to the Assigned Agreement and this Consent, which opinion shall be substantially in the form attached hereto as Exhibit C.


         SECTION 5.        MISCELLANEOUS

         5.1 NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed as follows:

                  If to the Consenting Party: H.B. Zachry Company
                                              527 Logwood (78221-1738)
                                              P.O. Box 240130
                                              San Antonio, TX  78224-0130

                                              Attention:    R.J. Kalt
                                              Telephone:    (210) 458-8050
                                              Fax:          (210) 458-8572

                                    Copy to:      Murray L. Johnson, Jr.
                                                  General Counsel
                                                  310 S. St. Mary's Street
                                                  Suite 2600
                                                  San Antonio, TX  78205

                                    Telephone:    (210) 258-2600
                                    Fax:          (210) 258-2699

  If to the Partnership:            Tenaska Georgia Partners, L.P.
                                    1044 North 115th Street, Suite 400
                                    Omaha, NE  68154-4446

                                    Attention:    Michael F. Lawler
                                    Telephone:    (402) 691-9500
                                    Fax:          (402) 691-9550

   If to the Collateral Agent:      The Chase Manhattan Bank
                                    Capital Markets Fiduciary Services
                                    450 West 33rd Street, 15th Floor
                                    New York, New York  10001

               Attention:       Annette M. Marsula
                                International & Project Finance Service Delivery
                                Telephone:   (212) 946-7557
                                Fax:  (212) 946-8178


The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

         5.2 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, each of the Consenting Party, the Partnership and the Collateral Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party, the Partnership and the Collateral Agent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address provided pursuant to Section 5.1 hereof. Each of the Consenting Party, the Partnership and the Collateral Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         5.3 COUNTERPARTS. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         5.4 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

         5.5 SEVERABILITY. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.6 AMENDMENT, WAIVER. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Consenting Party, the Partnership, and the Collateral Agent.

         5.7 TERMINATION. (a) The Consenting Party's obligations hereunder are absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until all Loans and all other obligations under the Financing Documents (the "Finance Liabilities") have been indefeasibly satisfied in full, notice of which shall be provided by the Collateral Agent when all such obligations have been so satisfied (the "Termination Notice").

                  (b) In the event that the Collateral Agent delivers the Termination Notice to the Consenting Party pursuant to this Section 5.7, this Consent shall terminate for all purposes as to the Collateral Agent and the Financing Documents and the Collateral Agent and the Senior Parties shall have no further rights or obligations under this Consent; provided, however, that the Consenting Party agrees that this Consent shall continue to apply for the benefit of the Partnership and the providers of new credit facilities to replace the Financing Documents (the "New Lender") provided that (i) within five (5) days following delivery by the Collateral Agent to the Consenting Party of the Termination Notice pursuant to this Section 5.7, the New Lender or an agent, trustee or other representative of the New Lender, shall have notified the Consenting Party that it undertakes the prospective obligations of the "Collateral Agent" under this Consent, and shall have supplied substitute notice address information for Section 5.1 and new payment instructions (countersigned on behalf of the Partnership) for Exhibit A, (ii) the amount of the new credit facilities do not exceed the original amount of commitment by the Senior Parties to make loans and extend other credit facilities under the Financing Documents, and (iii) thereafter, (w) the term "Finance Liabilities" under this Consent will be deemed to refer to the new credit facilities, (x) the term "Collateral Agent" or "Senior Parties" shall be deemed to refer to the New Lender or any agent or trustee for the New Lender,
(y) the term "Financing Documents" shall be deemed to refer to the credit agreement, indenture or other instrument providing for the new credit facilities and (z) the term "Security Documents" shall be deemed to refer to the security agreements under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of the Partnership under the new credit facilities.

         5.8 SUCCESSORS AND ASSIGNS. This Consent shall be binding upon the parties hereto and their permitted successors and assigns and shall inure to the benefit of the parties, their designees and their respective permitted successors and assigns.

         5.9 FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

         5.10 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE CONSENTING PARTY, THE PARTNERSHIP AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT.

         5.11 SURVIVAL. All agreements, statements, representations and warranties made by the Consenting Party herein shall be considered to have been relied upon by the Collateral Agent and the Senior Parties and shall survive the execution and delivery of this Consent.

         5.12 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Consenting Party and the Collateral Agent shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

         IN WITNESS WHEREOF, the Consenting Party, the Partnership and the Collateral Agent have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                           H.B. Zachry Company


                           By: /s/ ROBERT J. KALT
                               -----------------------------------------
                               Name:        Robert J. Kalt
                               Title:       Vice President


                           TENASKA GEORGIA PARTNERS, L.P.

                           By:    TENASKA GEORGIA, INC.
                                  Managing General Partner


                                   By: /s/ MICHAEL F. LAWLER
                                       ------------------------------------
                                       Name:    Michael F. Lawler
                                       Title:   Vice President of Finance &
                                       Treasurer


                           THE CHASE MANHATTAN BANK,  as Collateral Agent


                           By: /s/ ANNETTE M. MARSULA
                               -------------------------------------------
                                Name:        Annette M. Marsula
                                Title:       Assistant Vice President

                                                                    Exhibit A to
                                                           CONSENT AND AGREEMENT



                              PAYMENT INSTRUCTIONS


Chase Manhattan Bank            ABA# 021 000 021
450 West 33rd Street, 15th Fl.  Account Number: 507 891325
NY, NY 10001                    Account Name: The Chase Manhattan Bank, as
                                              Collateral Agent
                                              Tenaska Georgia Partners, L.P.,
                                               Concentration Account
                                Vista Account Number: 294570000

                     For Further Credit to: Trust Acct. No. C29457, The Chase Manhattan Bank, as Collateral Agent, Tenaska Georgia - Construction Fund. Attention: A. Marsula

                                                                    Exhibit B to
                                                           CONSENT AND AGREEMENT



                                    APPROVALS



                                     I. None


                                    II. None

                                                                    Exhibit C to
                                                           CONSENT AND AGREEMENT

                           FORM OF OPINION OF COUNSEL

                              November _____, 1999



[OTHER ADDRESSEE]

Tenaska Georgia Partners, L.P.
1044 North 115th Street
Omaha, Nebraska 68154

         Re: Natural gas-fired electric generating facility located in Heard County, Georgia (the "Project")

Ladies and Gentlemen:

         I and other staff attorneys have acted as counsel to H. B. Zachry Company, a Delaware corporation (the "Guarantor"), in connection with the Project to be constructed by Tenaska Georgia Partners, L.P., a Delaware limited partnership ("TGP"), for which the Guarantor has entered into a Guaranty of Obligations, dated ________, 1999, (the "Guaranty") in favor of TGP, to induce TGP to enter into an Engineering, Procurement and Construction Agreement, dated as of September 15, 1999 with Zachry Construction Corporation. This opinion is delivered to you pursuant to the Bond Purchase Agreement dated _______________ (the "Bond Purchase Agreement") by and among TGP, Goldman, Sachs & Co., and the purchaser of the taxable bonds thereunder (the "Bondholders").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

                  (1)   the Guaranty;

                  (2) the Consent and Agreement of Zachry, dated ________ ("Consent");

                  (3) the Certificate of Incorporation and Bylaws of the Guarantor; and

                  (4) the resolutions authorizing the execution and delivery of the Guaranty and Consent by the Guarantor.

         The documents referred to in items (iii) and (iv) above are hereinafter collectively referred to as the "Governing Documents" and the Guaranty and the Consent are hereinafter collectively referred to as the "Documents". In addition, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinions expressed below, we have further assumed, without any independent investigation or verification of any kind, that each Document we have examined is the valid and binding obligation of each party thereto other than the Guarantor.

         I am admitted to the bar of the State of Texas. I express no opinion as to the law of any jurisdiction other than (i) the laws of the State of Texas and
(ii) the federal laws of the United States of America and (iii) the laws of the State of Delaware pertaining to corporations and to limited partnerships.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. The Guarantor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor is duly qualified to transact business in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

                  2. The Guarantor has full power and authority to enter into, deliver and perform its obligations under each of the Documents.

                  3. The Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Document.

                  4. The Guarantor has duly executed and delivered each Document.

                  5. Each Document constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  6. The execution, delivery and performance by the Guarantor of the Documents will not: (i) contravene any applicable provision of any law, regulation, ruling, order or decree of any governmental authority to which or by which the Guarantor or any of its property or assets is subject or bound or (ii) violate any provision of the Governing Documents of the Guarantor. The execution, delivery and performance by the Guarantor of the Documents do not and will not, to the best of our knowledge after due inquiry, conflict with, result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of the Guarantor pursuant to any provision of any securities issued by the Guarantor, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which the Guarantor is a party or by which it or any of its property or assets is bound.

                  7. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private, is required to be obtained by the Guarantor in connection with the execution, delivery or performance of the Documents or the consummation of the transactions contemplated thereby.

                  8. To the best of our knowledge after due inquiry, there are no pending or threatened actions or proceedings affecting the Guarantor or any of its properties or assets that individually or in the aggregate could prohibit or limit in any way the execution, delivery and performance by the Guarantor of any of the Documents.

         This opinion is being furnished only to the Addressees, and their respective successors and assigns and is solely for the benefit of such parties.


                                             Very truly yours,



                                             --------------------
                                              Attorney



                                       3